SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 19, 1995
                ________________________________________________
                Date of report (Date of earliest event reported)

                        Independent Insurance Group, Inc.
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)

            Florida               0-9649                  59-027555
          ______________    _____________________  __________________
          (State of         (Commission File No.)  (IRS Employer
         Incorporation)                            Identification No.)

                           One Independent Drive
                        Jacksonville, Florida  32276
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (904) 358-5151
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 5.   Other Events.

                    On October 19, 1995, Independent Insurance Group,
          Inc., a Florida corporation ("Independent"), entered into a definitive Agreement and Plan of Merger (the "Merger
          Agreement") with American General Corporation, a Texas corporation ("American General"), and AGC Life Insurance
          Company, a Missouri corporation and a wholly-owned subsidiary of American General ("AGC Life"). Pursuant to the Merger Agreement, Independent would be merged (the "Merger") with and into AGC Life and Independent would become wholly-owned by American General. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The closing of the Merger will take place as soon as possible following the approval of the Merger by Independent's shareholders at a special meeting called to approve the Merger (the "Special Meeting") and the receipt of the last of the regulatory approvals and the satisfaction of the other conditions set forth in the Merger Agreement, but not before January 2, 1996.

                    In the Merger, each share of Independent's voting and non-voting common stock outstanding prior to the effective time of the Merger (other than dissenting shares) will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction (the "Exchange Ratio") of a share of common stock (together with the attached American General
          Series A Junior Participating Preferred Stock Purchase Rights), par value $.50 per share ("American General Common Stock"), of American General (the "Common Stock Consideration"), calculated by dividing (x) $27.50 by (y) the average of the closing share prices of American General Common Stock as reported on the New
          York Stock Exchange (the "NYSE") Composite Tape during the ten consecutive NYSE trading days ending on (and including) the fifth NYSE trading day prior to the effective time of the Merger (the "Average Closing Price"); (ii) a fraction of a share of 7% convertible preferred stock, par value $1.50 per share ("American General Convertible Preferred Stock"), of
          American General (the "Convertible Preferred Stock Consideration"), equal to the Exchange Ratio; or (iii) cash in the amount of $27.50 (the "Cash Price"), without any interest thereon (the
          "Cash Consideration"). Common Stock Consideration and Convertible Preferred Stock Consideration are collectively referred to as the "Stock Consideration." Independent shareholders will be entitled to elect to receive the Stock Consideration or the Cash Consideration with respect to shares held by them, but such elections will be subject to certain allocation procedures, described more fully in the Merger Agreement such that (i) the total Cash Consideration to be paid (including the cash paid with respect to dissenting shares and the cash paid in lieu of fractional interests) does not exceed the Cash Price multiplied by 50% of the aggregate number of shares of Independent common stock (voting and no-voting) issued and outstanding immediately prior to the effective time of the Merger; and (ii) no more than 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Merger are converted into American General Convertible Preferred Stock.

                    The respective obligations of Independent, AGC Life and American General to consummate the Merger are subject to a number of conditions, including, among others (i) the approval of the Merger by Independent shareholders; (ii) the filing or obtaining of all authorizations, consents, approvals or declarations required by any governmental entity; (iii) the absence of any preliminary or permanent injunction prohibiting the consummation of the Merger; (iv) the registration statement relating to the shares of American General stock issuable in the Merger having become effective and not being the subject of any stop order proceedings; (v) the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and no action having been instituted by the Department of Justice or the Federal Trade Commission; (vi) the approval for listing on the NYSE of the American General Common Stock issuable in the Merger; (vii) the use of all reasonable efforts by American General to have the American General Convertible Preferred Stock issuable in the Merger approved for listing on the NYSE or the Nasdaq National Market; (viii) the receipt by each of Independent and American General of opinions from their respective counsel to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; and (ix) the receipt by Independent of an opinion from Alex. Brown & Sons Incorporated, dated as of the closing date of the Merger, to the effect that the consideration to be received by Independent shareholders in the Merger is fair to such shareholders from a financial point of view.

                    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the effective time of the Merger (i) by mutual consent of Independent and American
          General; (ii) by the Board of either American General or Independent, if the Merger shall not have been consummated on or before March 30, 1996, provided that under certain circumstances such date may be extended to June 30, 1996;
          (iii) by Independent or American General if there has been a breach by the other of any representation or warranty which has a material adverse effect or there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other, which breach is not curable or, if curable, is not cured within thirty days after written notice of such breach; (iv) by the Board of either American General or Independent if a court of competent jurisdiction or agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable provided certain conditions are satisfied; (v) by the Board of Independent if, prior to the Special Meeting, there is a third-party acquisition proposal and to act otherwise would cause the Independent Board to breach its fiduciary duties, or if the Average Closing Price of American General Common Stock falls below certain threshold amounts or if American General issues stock in a transaction for which approval by its shareholders is required; and (vi) by the Board of American General if the Independent Board takes action in relation to a third-party acquisition proposal, or if the Average Closing Price of American General Common Stock falls below certain threshold amounts.

                    The foregoing description of the Merger and the Merger
          Agreement is	qualified in its entirety by reference to the Merger
          Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. A copy of the press release, dated October 19, 1995, announcing the signing of the Merger Agreement is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)  Exhibits.

          Exhibit No.         Description.

          10.1 Agreement and Plan of Merger, dated October 19, 1995, by and among Independent
                              Insurance Group, Inc., American General
                              Corporation and AGC Life Insurance Company.

          99.1                Press Release, issued October 19, 1995.


                                 Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  November 1, 1995

                                 INDEPENDENT INSURANCE GROUP, INC.
          (Registrant)

                                 By: /s/ WILFORD C. LYON, JR.
                                     Wilford C. Lyon, Jr.
                                      Chairman of the Board and
                                      Chief Executive Officer